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                                                                    EXHIBIT 3.12

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 05:21 PM 05/19/2004
                                                       FILED 05:21 PM 05/19/2004
                                                    SRV 040369464 - 0920662 FILE

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            SWEETHEART HOLDINGS INC.
                                  WITH AND INTO
                           SWEETHEART CUP COMPANY INC.

                             ----------------------

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                             ----------------------

          Sweetheart Holdings Inc. ("Parent"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

          FIRST:    That the name and state of incorporation of each of the
constituent corporations to the merger are as follows:

          NAME                          STATE OF INCORPORATION
          Sweetheart Holdings Inc.      Delaware
          Sweetheart Cup Company Inc.   Delaware

(Sweetheart Cup Company Inc., a Delaware corporation, is referred to herein as "Subsidiary".)

          SECOND:   That Parent owns all of the outstanding shares of the common stock of Subsidiary, par value $.05 per share, which is the only outstanding class of capital stock of Subsidiary.

          THIRD:    That the Board of Directors of Parent, by unanimous written consent dated May 17, 2004 pursuant to Section 141(f) of the DGCL, duly

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adopted resolutions authorizing the merger of Parent with and into Subsidiary, which shall be the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the DGCL (the "Merger"). A true copy of such resolutions is annexed hereto as EXHIBIT A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

          FOURTH:   That the sole stockholder of Parent, in accordance with
Section 228 of the DGCL, has approved the Merger pursuant to Section 253 of the DGCL.

          FIFTH:    That the name of Surviving Corporation shall be "Sweetheart
Cup Company Inc."

          SIXTH:    That the Amended and Restated Certificate of Incorporation
of the Surviving Corporation shall be amended in its entirety to read as set forth on ANNEX A-1 hereto.

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          IN WITNESS WHEREOF, Parent has caused this Certificate of Ownership and Merger to be executed in its corporate name as of this 17 day of MAY, 2004.


                                        SWEETHEART HOLDINGS INC.


                                        By: /s/ Ronald L. Whaley
                                           -----------------------------------
                                        Name:  Ronald L. Whaley
                                        Title: President and Chief Operating
                                               Officer

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                                                                       EXHIBIT A

     RESOLVED, that Parent, a Delaware corporation, merge itself (the "Merger") with and into Sweetheart Cup Company Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Subsidiary"), which shall be the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and

     FURTHER RESOLVED, that by virtue of the Merger, each share of Common Stock, par value $.05 per share, of Subsidiary shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor; and

     FURTHER RESOLVED, that by virtue of the Merger, each share of Class A Common Stock, par value $0.01 per share, of Parent ("Class A Shares") and each share of Class B Common Stock, par value $0.01 per share, of Parent ("Class B Shares" and, together with Class A Shares, "Shares") held in treasury by Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor; and

     FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding Share shall be converted into and become 1/54,392 of a fully paid and nonassessable share of common stock of the Surviving Corporation; and

     FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth on Annex A-1 hereto; and

     FURTHER RESOLVED, that the By-Laws of Parent shall be the By-Laws of the Surviving Corporation; and

     FURTHER RESOLVED, that the directors of Subsidiary immediately prior to the Merger shall be the directors of the Surviving Corporation, and the officers of Subsidiary immediately prior to the Merger shall be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws; and

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     FURTHER RESOLVED, that the President or any Vice President of Parent, acting individually, and the Secretary of Parent be, and each of them hereby is, authorized and directed to execute and acknowledge in the name of and on behalf of Parent a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of the State of Delaware and to cause a certified copy of such Certificate to be recorded in the Office of the Recorder of Deeds of New Castle County, all in accordance with Sections 103 and 253 of the DGCL; and

     FURTHER RESOLVED, that the appropriate officers of Parent be, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions and to execute and deliver or cause to be delivered all such further instruments and documents in the name and on behalf of Parent, and to incur all such fees and expenses as in their judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions; and

     FURTHER RESOLVED, that all actions previously taken by the officers and directors of Parent in connection with the transactions contemplated by these resolutions are hereby adopted, ratified, confirmed and approved in all respects.

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                                                                       ANNEX A-1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SWEETHEART CUP COMPANY INC.

          FIRST: The name of the Corporation is Sweetheart Cup Company Inc. (hereinafter the "CORPORATION").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional

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misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the
GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.